Exhibit 99.1

Ceridian Reports Third Quarter 2021 Results

Ceridian delivers strong results in the third quarter across key measures of the business, exceeding third quarter guidance for Dayforce recurring revenue, total revenue, and adjusted EBITDA

Dayforce recurring revenue, excluding float revenue, up 33% year-over-year

Minneapolis, MN and Toronto, ON, November 3, 2021 - Ceridian HCM Holding Inc. (“Ceridian”) (NYSE:CDAY) (TSX:CDAY), a global leader in human capital management (HCM) technology, today announced its financial results for the third quarter ended September 30, 2021.

"I am pleased to report that our business continues to perform well, and in the third quarter, we made strong progress against our growth objectives and financial guidance for the year," said David Ossip, Chair and Chief Executive Officer of Ceridian. "We remain focused on driving strong execution, investing in our growth, and generating operating momentum across the company."

Financial Highlights for the Third Quarter 20211

Revenue Highlights

•	Total revenue, which includes revenue from both Cloud and Bureau solutions, was $257.2 million for the third quarter of 2021, an increase of 25.8%, or 23.9% on a constant currency basis.
•	Excluding float revenue, total revenue was $247.3 million for the third quarter of 2021, an increase of 27.6%, or 25.7% on a constant currency basis.
•	Dayforce recurring revenue was $160.3 million for the third quarter of 2021, an increase of 30.6%, or 29.0% on a constant currency basis.
•	Excluding float revenue, Dayforce recurring revenue was $153.0 million for the third quarter of 2021, an increase of 32.9%, or 31.4% on a constant currency basis.
•	Cloud revenue, which includes both Dayforce and Powerpay, was $219.6 million for the third quarter of 2021, an increase of 24.3%, or 22.1% on a constant currency basis.
•	Excluding float revenue, Cloud revenue was $210.3 million for the third quarter of 2021, an increase of 25.8%, or 23.7% on a constant currency basis.

Other Financial Highlights

•

Cloud recurring gross margin[2] was 72.7% for the third quarter of 2021, compared to 70.4% up 230 basis points, and excluding float revenue, Cloud recurring gross margin improved 290 basis points for the third quarter of 2021.

•	Net loss was ($20.9) million for the third quarter of 2021, compared to ($0.8) million. Adjusted net income was $8.5 million for the third quarter of 2021, compared to $17.7 million.
•

Diluted net loss per share was ($0.14) for the third quarter of 2021, compared to ($0.01). Adjusted diluted net income per share was $0.05 for the third quarter of 2021, compared to $0.12. Diluted weighted average common shares outstanding were 150.5 million and 147.1 million for the third quarter of 2021 and 2020, respectively, on a GAAP basis, and 156.9 million and 147.1 million for the third quarter of 2021 and 2020, respectively, on an Adjusted basis.

•	Adjusted EBITDA was $39.4 million for the third quarter of 2021, compared to $33.2 million.
•	Cash and equivalents were $378.8 million as of September 30, 2021, compared to $188.2 million as of December 31, 2020.

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•	Total debt was $1,244.5 million as of September 30, 2021, an increase of $571.0 million, compared to $673.5 million as of December 31, 2020.

Dayforce Live Customer Count

•	5,227 Dayforce customers were live on the Dayforce platform as of September 30, 2021, an increase of 11%.
•	Dayforce recurring revenue per customer[3] was $107,576 for the trailing twelve months ended September 30, 2021, an increase of 11%.

1 The quarterly financial highlights are on a year-over-year basis, unless otherwise stated. All financial results are reported in U.S. dollars unless otherwise stated. A reconciliation of U.S. generally accepted accounting principles (“GAAP”) to non-GAAP financial measures has been provided in this press release, including the accompanying tables. An explanation of these measures is also included below under the heading “Use of Non-GAAP Financial Measures.”

2 Cloud recurring gross margin is defined as total Cloud recurring revenue less cost of Cloud recurring revenue for the applicable solution as a percentage of total Cloud recurring revenue, exclusive of any product development and management or depreciation and amortization cost allocations.

3 Excluding float revenue, the impact of lower employment levels due to the COVID-19 pandemic, Ascender revenue and on a constant currency basis

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Business Outlook

Based on information available as of November 3, 2021, Ceridian updated its guidance for the fourth quarter and for the full year 2021 as follows:

Ceridian is increasing its previously issued full year 2021 guidance for Dayforce recurring revenue, excluding float revenue, and now expects:

•

Dayforce recurring revenue, excluding float revenue, of $596 million to $598 million, or an increase of 29% on a GAAP basis and approximately 27% on a constant currency basis (Previous range $595 million to $597 million).

•

Excluding the impact of Ascender revenue of approximately $16 million, Dayforce recurring revenue, excluding float revenue, is expected to grow approximately 25% to 26% on a GAAP basis and 23% to 24% on a constant currency basis.

•

This revised guidance for full year 2021 includes a slightly wider range for Dayforce recurring revenue, excluding float revenue, in the fourth quarter than previously provided. Ceridian’s previous fourth quarter guidance included expected recovery of employment levels which would add $1.5 million of Dayforce recurring revenue in the fourth quarter on a sequential basis compared to the third quarter. In the third quarter, Ceridian noticed an increase in the time-to-fill open vacancies that is longer than historical trends, and therefore, it is widening its range of the expected improvement from employment levels in the fourth quarter to $0.5 million to $1.5 million.

In addition, Ceridian now expects for the full year 2021:

•

Dayforce recurring revenue of $626 million to $628 million, or an increase of approximately 25% to 26% on a GAAP basis and 23% to 24% on a constant currency basis (Previous range $625 million to $627 million).

•	Dayforce revenue of $781 million to $784 million, or an increase of 20% to 21% on a GAAP basis and 18% to 19% on a constant currency basis (Previous range $778 million to $783 million).

•	Cloud revenue of $867 million to $871 million, or an increase of 19% on a GAAP basis and 16% to 17% on a constant currency basis (Previous range $863 million to $870 million).

•

Total revenue of $1,014 million to $1,019 million, or an increase of 20% to 21% on a GAAP basis and 18% to 19% on a constant currency basis (Previous range $1,008 million to $1,018 million). Excluding the impact of Ascender revenue of approximately $72 million, total revenue is expected to grow 12% on a GAAP basis and 9% to 10% on a constant currency basis.

•	Float revenue of $30 million within Dayforce revenue, $38 million within Cloud revenue, and $41 million within total revenue (Previously $30 million, $38 million and $41 million, respectively).

•	Adjusted EBITDA of $156 million to $162 million, or Adjusted EBITDA margin of 15.4% to 15.9% (Previous range 15.4% to 16.2%).

Ceridian has not reconciled the Adjusted EBITDA range for the full year of 2021 to the directly comparable GAAP financial measure because applicable information for the future period, on which this reconciliation would be based, is not readily available due to uncertainty regarding, and the potential variability of, depreciation and amortization, share-based compensation expense and related employer taxes, changes in foreign currency exchange rates, and other items.

Foreign Exchange

The average U.S. dollar to Canadian dollar foreign exchange rate was $1.26, with a daily range of $1.23 to $1.29, for the three months ended September 30, 2021, compared to $1.33, with a daily range of $1.30 to $1.36, for the three months ended September 30, 2020. As of September 30, 2021, the U.S. dollar to Canadian dollar foreign exchange rate was

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$1.27. To present the performance of the business excluding the effect of foreign currency rate fluctuations, Ceridian presents revenue on a constant currency basis, which it believes is useful to management and investors. Revenue was calculated on a constant currency basis by applying the average foreign exchange rate in effect during the comparable prior period.

For the full year 2021, Ceridian’s guidance assumes an average U.S. dollar to Canadian dollar foreign exchange rate of $1.26, compared to an average rate of $1.34 for the full year of 2020.

Conference Call Details

Ceridian will host a conference call to discuss third quarter 2021 earnings at 5:00 p.m. Eastern Time on November 3, 2021. A live Zoom Video Webinar of the event can be accessed at that time, through a direct registration link at https://ceridian.zoom.us/webinar/register/WN_vPQXJLicRDi-7eynORejKw. Alternatively, the event can be accessed from the Events & Presentations page on Ceridian’s Investor Relations website at https://investors.ceridian.com. A replay and transcript will be available after the conclusion of the live event on Ceridian’s Investor Relations website.

About Ceridian HCM Holding Inc.

Ceridian. Makes Work Life Better™.

Ceridian is a global human capital management software company. Dayforce, the flagship cloud HCM platform, provides human resources, payroll, benefits, workforce management, and talent management functionality. The Dayforce platform is used to optimize management of the entire employee lifecycle, including attracting, engaging, paying, deploying, and developing people. Ceridian has solutions for organizations of all sizes.

Use of Non-GAAP Financial Measures

Ceridian uses certain non-GAAP financial measures in this release including Adjusted EBITDA, Adjusted EBITDA margin, Adjusted net income, and revenue on a constant currency basis. Ceridian believes that Adjusted EBITDA, Adjusted EBITDA margin, and Adjusted net income, non-GAAP financial measures, are useful to management and investors as supplemental measures to evaluate its overall operating performance. Adjusted EBITDA and Adjusted EBITDA margin are components of Ceridian’s management incentive plan and are used by management to assess performance and to compare its operating performance to its competitors. Ceridian defines Adjusted EBITDA as net income (loss) before interest, taxes, depreciation, and amortization, as adjusted to exclude foreign exchange gains (losses), share-based compensation expense and related employer taxes, severance charges, restructuring consulting fees, and other non-recurring charges. Adjusted EBITDA margin is determined by calculating the percentage Adjusted EBITDA is of total revenue. Adjusted net income is defined as net income (loss), as adjusted to exclude foreign exchange gains (losses), share-based compensation expense and related employer taxes, severance charges, restructuring consulting fees, and other non-recurring charges, all of which are adjusted for the effect of income taxes. Ceridian believes that Adjusted EBITDA, Adjusted EBITDA margin, and Adjusted net income are helpful in highlighting management performance trends because Adjusted EBITDA, Adjusted EBITDA margin, and Adjusted net income exclude the results of decisions that are outside the normal course of its business operations.

Ceridian’s presentation of Adjusted EBITDA, Adjusted EBITDA margin, and Adjusted net income are intended as supplemental measures of its performance that are not required by, or presented in accordance with, GAAP. Adjusted EBITDA, Adjusted EBITDA margin, and Adjusted net income should not be considered as alternatives to net income, earnings per share, or any other performance measures derived in accordance with GAAP, or as measures of operating cash flows or liquidity. Ceridian’s presentation of Adjusted EBITDA, Adjusted EBITDA margin, and Adjusted net income should not be construed to imply that its future results will be unaffected by similar items to those eliminated in this presentation. Adjusted EBITDA, Adjusted EBITDA margin, and Adjusted net income are included in this discussion because they are key metrics used by management to assess its operating performance.

Adjusted EBITDA, Adjusted EBITDA margin, and Adjusted net income are not defined under GAAP, are not measures of net income or any other performance measures derived in accordance with GAAP, and are subject to important limitations. Ceridian’s use of the terms Adjusted EBITDA, Adjusted EBITDA margin, and Adjusted net income may not be comparable to similarly titled measures of other companies in its industry and are not measures of performance calculated in accordance with GAAP.

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Adjusted EBITDA, Adjusted EBITDA margin, and Adjusted net income have important limitations as analytical tools, and should not be considered in isolation or as substitutes for analysis of Ceridian’s results as reported under GAAP.

In evaluating Adjusted EBITDA, Adjusted EBITDA margin, and Adjusted net income, users should be aware that in the future Ceridian may incur expenses similar to those eliminated in this presentation.

Ceridian presents revenue on a constant currency basis to assess how its underlying businesses performed, excluding the effect of foreign currency rate fluctuations, which it believes is useful to management and investors. Revenue was calculated on a constant currency basis by applying the average foreign exchange rate in effect during the comparable prior period. Dayforce recurring revenue per customer is calculated on a constant currency basis by applying the prior year average exchange rate to all comparable periods.

Forward-Looking Statements

This press release contains forward-looking statements that are subject to risks and uncertainties. All statements other than statements of historical fact or relating to present facts or current conditions included in this press release are forward-looking statements. Forward-looking statements give Ceridian’s current expectations and projections relating to its financial condition, results of operations, plans, objectives, future performance and business. Users can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. Forward-looking statements in this press release include statements relating to the fiscal year of 2021, as well as those relating to future growth initiatives. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “seek,” “plan,” “intend,” “believe,” “will,” “may,” “could,” “continue,” “likely,” “should,” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events but not all forward-looking statements contain these identifying words. The forward-looking statements contained in this press release are based on assumptions that Ceridian has made in light of its industry experience and its perceptions of historical trends, current conditions, expected future developments and other factors that it believes are appropriate under the circumstances. As users consider this press release, it should be understood that these statements are not guarantees of performance or results. These assumptions and Ceridian’s future performance or results involve risks and uncertainties (many of which are beyond its control). These risks and uncertainties include, but are not limited to, the following:

•	the impact of the Coronavirus disease 2019 (“COVID-19”) pandemic on Ceridian’s business, operations, and financial results;
•	its inability to manage its growth effectively or execute on its growth strategy;
•	its inability to successfully expand its current offerings into new markets or further penetrate existing markets;
•	its failure to provide new or enhanced functionality and features;
•	significant competition in the market in which its solutions compete;
•	its failure to manage its aging technical operations infrastructure;
•	system breaches, interruptions or failures, including cyber-security breaches, identity theft, or other disruptions that could compromise customer information or sensitive company information;
•

its failure to comply with applicable privacy, security, data, and financial services laws, regulations and standards, including its ongoing consent order with the Federal Trade Commission regarding data protection;

•	its failure to properly update its solutions to enable its customers to comply with applicable laws;
•	changes in regulations governing financial services, privacy concerns, and laws or other domestic or foreign data protection regulations;
•	its inability to maintain necessary third party relationships, and third party software licenses, and identify errors in the software it licenses;

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•	its inability to offer and deliver high-quality technical support, implementation and professional services;
•	its inability to attract and retain key executive officers and highly skilled employees;
•	the impact of its outstanding debt obligations on its financial condition, results of operations, and value of its common stock; or
•	other risks and uncertainties described in its most recent annual report on Form 10-K, subsequent quarterly reports on Form 10-Q, and other filings with the Securities and Exchange Commission.

Additional factors or events that could cause Ceridian’s actual performance to differ from these forward-looking statements may emerge from time to time, and it is not possible for Ceridian to predict all of them. Should one or more of these risks or uncertainties materialize, or should any of Ceridian’s assumptions prove incorrect, its actual financial condition, results of operations, future performance and business may vary in material respects from the performance projected in these forward-looking statements. In addition to any factors and assumptions set forth above in this press release, the material factors and assumptions used to develop the forward-looking information include, but are not limited to: the general economy remains stable; the competitive environment in the HCM market remains stable; the demand environment for HCM solutions remains stable; Ceridian’s implementation capabilities and cycle times remain stable; foreign exchange rates, both current and those used in developing forward-looking statements, specifically USD to CAD, remain stable at, or near, current rates; Ceridian will be able to maintain its relationships with its employees, customers and partners; Ceridian will continue to attract qualified personnel to support its development requirements and the support of its new and existing customers; and that the risk factors noted above, individually or collectively, do not have a material impact on Ceridian. Any forward-looking statement made by Ceridian in this press release speaks only as of the date on which it is made. Ceridian undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

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Ceridian HCM Holding Inc.

Condensed Consolidated Balance Sheets

	September 30,	December 31,
	2021	2020
(Dollars in millions, except share data)	(unaudited)
ASSETS
Current assets:
Cash and equivalents	$378.8	$188.2
Restricted cash	1.9	—
Trade and other receivables, net	116.6	101.1
Prepaid expenses and other current assets	86.0	73.9
Total current assets before customer funds	583.3	363.2
Customer funds	5,380.3	3,759.4
Total current assets	5,963.6	4,122.6
Right of use lease asset	31.2	27.9
Property, plant, and equipment, net	143.5	136.4
Goodwill	2,318.1	2,031.8
Other intangible assets, net	332.4	195.0
Other assets	212.7	187.6
Total assets	$9,001.5	$6,701.3
LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt	$8.3	$7.2
Current portion of long-term lease liabilities	9.7	10.5
Accounts payable	42.4	38.9
Deferred revenue	46.5	24.4
Employee compensation and benefits	68.3	64.6
Other accrued expenses	34.1	20.5
Total current liabilities before customer funds obligations	209.3	166.1
Customer funds obligations	5,345.5	3,697.8
Total current liabilities	5,554.8	3,863.9
Long-term debt, less current portion	1,121.8	660.6
Employee benefit plans	22.1	24.4
Long-term lease liabilities, less current portion	36.5	33.6
Other liabilities	44.5	20.6
Total liabilities	6,779.7	4,603.1
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.01 par, 500,000,000 shares authorized, 151,165,177 and 148,571,412 shares issued and outstanding, respectively	1.5	1.5
Additional paid in capital	2,805.7	2,606.5
Accumulated deficit	(299.7)	(233.8)
Accumulated other comprehensive loss	(285.7)	(276.0)
Total stockholders’ equity	2,221.8	2,098.2
Total liabilities and equity	$9,001.5	$6,701.3

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Ceridian HCM Holding Inc.

Condensed Consolidated Statements of Operations

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
(Dollars in millions, except share and per share data, unaudited)
Revenue:
Recurring	$215.0	$168.1	$619.1	$508.7
Professional services and other	42.2	36.3	123.0	111.0
Total revenue	257.2	204.4	742.1	619.7
Cost of revenue:
Recurring	66.0	54.3	191.1	155.8
Professional services and other	48.9	40.2	140.9	120.7
Product development and management	36.6	22.9	94.2	57.5
Depreciation and amortization	12.6	10.3	37.5	29.9
Total cost of revenue	164.1	127.7	463.7	363.9
Gross profit	93.1	76.7	278.4	255.8
Selling, general, and administrative	109.1	77.3	316.5	226.1
Operating (loss) profit	(16.0)	(0.6)	(38.1)	29.7
Interest expense, net	10.0	5.9	25.5	19.4
Other expense (income), net	3.4	(0.2)	16.2	2.7
(Loss) income before income taxes	(29.4)	(6.3)	(79.8)	7.6
Income tax benefit	(8.5)	(5.5)	(13.9)	(5.7)
Net (loss) income	$(20.9)	$(0.8)	$(65.9)	$13.3
Net (loss) income per share:
Basic	$(0.14)	$(0.01)	$(0.44)	$0.09
Diluted	$(0.14)	$(0.01)	$(0.44)	$0.09
Weighted-average shares outstanding:
Basic	150,450,595	147,141,403	149,083,666	145,798,169
Diluted	150,450,595	147,141,403	149,083,666	152,105,719

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Ceridian HCM Holding Inc.

Condensed Consolidated Statements of Cash Flows

	Nine Months Ended September 30,
	2021	2020
	(Dollars in millions, unaudited)
Net (loss) income	$(65.9)	$13.3
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Deferred income tax benefit	(45.0)	—
Depreciation and amortization	59.3	36.9
Amortization of debt issuance costs and debt discount	11.5	0.9
Provision for doubtful accounts	1.5	1.2
Net periodic pension and postretirement cost	6.6	2.5
Non-cash share-based compensation	83.6	46.3
Other	0.6	(0.6)
Changes in operating assets and liabilities excluding effects of acquisitions and divestitures:
Trade and other receivables	(5.3)	(2.5)
Prepaid expenses and other current assets	(13.9)	(8.0)
Accounts payable and other accrued expenses	1.9	(12.0)
Deferred revenue	5.2	0.6
Employee compensation and benefits	(5.1)	(2.8)
Accrued interest	0.3	0.3
Accrued taxes	20.9	(8.7)
Other assets and liabilities	(7.3)	(20.1)
Net cash provided by operating activities	48.9	47.3
Cash Flows from Investing Activities
Purchase of customer funds marketable securities	(500.5)	(25.3)
Proceeds from sale and maturity of customer funds marketable securities	409.2	304.1
Expenditures for property, plant, and equipment	(7.3)	(13.6)
Expenditures for software and technology	(38.4)	(30.6)
Acquisition costs, net of cash and restricted cash acquired	(373.5)	(58.3)
Net cash (used in) provided by investing activities	(510.5)	176.3
Cash Flows from Financing Activities
Increase (decrease) in customer funds obligations, net	1,631.0	(601.4)
Proceeds from issuance of common stock under share-based compensation plans	70.9	70.2
Repayment of long-term debt obligations	(4.3)	(7.9)
Proceeds from revolving credit facility	295.0	295.0
Repayment of revolving credit facility	(295.0)	—
Proceeds from issuance of convertible senior notes, net of issuance costs	561.8	—
Purchases of capped calls related to convertible senior notes	(45.0)	—
Net cash provided by (used in) financing activities	2,214.4	(244.1)
Effect of exchange rate changes on cash, restricted cash, and equivalents	(0.5)	(7.9)
Net increase (decrease) in cash, restricted cash, and equivalents	1,752.3	(28.4)
Cash, restricted cash, and equivalents at beginning of period	2,228.5	1,658.6
Cash, restricted cash, and equivalents at end of period	$3,980.8	$1,630.2
Reconciliation of cash, restricted cash, and equivalents to the condensed consolidated balance sheets
Cash and equivalents	$378.8	$554.6
Restricted cash	1.9	—
Restricted cash and equivalents included in customer funds	3,600.1	1,075.6
Total cash, restricted cash, and equivalents	$3,980.8	$1,630.2

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Ceridian HCM Holding Inc.

Revenue Financial Measures

(Unaudited)

	Three Months Ended September 30,		Percentage change in revenue as reported	Impact of changes in foreign currency (a)	Percentage change in revenue on constant currency basis (a)
	2021	2020	2021 vs. 2020		2021 vs. 2020
	(Dollars in millions)
Revenue:
Dayforce recurring, excluding float	$153.0	$115.1	32.9%	1.5%	31.4%
Dayforce float	7.3	7.6	(3.9)%	2.7%	(6.6)%
Total Dayforce recurring	160.3	122.7	30.6%	1.6%	29.0%
Powerpay recurring, excluding float	18.7	16.7	12.0%	6.6%	5.4%
Powerpay float	2.0	1.9	5.3%	10.6%	(5.3)%
Total Powerpay recurring	20.7	18.6	11.3%	7.0%	4.3%
Total Cloud recurring	181.0	141.3	28.1%	2.3%	25.8%
Dayforce professional services and other	38.4	35.1	9.4%	1.7%	7.7%
Powerpay professional services and other	0.2	0.3	(33.3)%	(—)%	(33.3)%
Total Cloud professional services and other	38.6	35.4	9.0%	1.7%	7.3%
Total Cloud revenue	219.6	176.7	24.3%	2.2%	22.1%
Bureau recurring, excluding float	33.4	25.7	30.0%	0.8%	29.2%
Bureau float	0.6	1.1	(45.5)%	(9.1)%	(36.4)%
Total Bureau recurring	34.0	26.8	26.9%	0.4%	26.5%
Bureau professional services and other	3.6	0.9	300.0%	(11.1)%	311.1%
Total Bureau revenue	37.6	27.7	35.7%	(—)%	35.7%
Total revenue	$257.2	$204.4	25.8%	1.9%	23.9%

Dayforce	$198.7	$157.8	25.9%	1.6%	24.3%
Powerpay	20.9	18.9	10.6%	6.9%	3.7%
Total Cloud revenue	$219.6	$176.7	24.3%	2.2%	22.1%

Dayforce, excluding float	$191.4	$150.2	27.4%	1.6%	25.8%
Powerpay, excluding float	18.9	17.0	11.2%	6.5%	4.7%
Cloud revenue, excluding float	210.3	167.2	25.8%	2.1%	23.7%
Cloud float	9.3	9.5	(2.1)%	4.2%	(6.3)%
Total Cloud revenue	$219.6	$176.7	24.3%	2.2%	22.1%

(a)	Revenue was calculated on a constant currency basis by applying the average foreign exchange rate in effect during the comparable prior period.

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Ceridian HCM Holding Inc.

Revenue Financial Measures

(Unaudited)

	Nine Months Ended September 30,		Percentage change in revenue as reported	Impact of changes in foreign currency (a)	Percentage change in revenue on constant currency basis (a)
	2021	2020	2021 vs. 2020		2021 vs. 2020
	(Dollars in millions)
Revenue:
Dayforce recurring, excluding float	$433.7	$339.3	27.8%	2.1%	25.7%
Dayforce float	22.5	30.0	(25.0)%	2.0%	(27.0)%
Total Dayforce recurring	456.2	369.3	23.5%	2.1%	21.4%
Powerpay recurring, excluding float	55.6	50.1	11.0%	8.4%	2.6%
Powerpay float	5.9	6.5	(9.2)%	7.7%	(16.9)%
Total Powerpay recurring	61.5	56.6	8.7%	8.3%	0.4%
Total Cloud recurring	517.7	425.9	21.6%	3.0%	18.6%
Dayforce professional services and other	113.2	108.8	4.0%	2.5%	1.5%
Powerpay professional services and other	0.8	0.8	(—)%	12.5%	(12.5)%
Total Cloud professional services and other	114.0	109.6	4.0%	2.6%	1.4%
Total Cloud revenue	631.7	535.5	18.0%	2.9%	15.1%
Bureau recurring, excluding float	98.8	77.6	27.3%	1.4%	25.9%
Bureau float	2.6	5.2	(50.0)%	(—)%	(50.0)%
Total Bureau recurring	101.4	82.8	22.5%	1.4%	21.1%
Bureau professional services and other	9.0	1.4	542.9%	(7.1)%	550.0%
Total Bureau revenue	110.4	84.2	31.1%	1.2%	29.9%
Total revenue	$742.1	$619.7	19.8%	2.7%	17.1%

Dayforce	$569.4	$478.1	19.1%	2.2%	16.9%
Powerpay	62.3	57.4	8.5%	8.3%	0.2%
Total Cloud revenue	$631.7	$535.5	18.0%	2.9%	15.1%

Dayforce, excluding float	$546.9	$448.1	22.0%	2.2%	19.8%
Powerpay, excluding float	56.4	50.9	10.8%	8.4%	2.4%
Cloud revenue, excluding float	603.3	499.0	20.9%	2.8%	18.1%
Cloud float	28.4	36.5	(22.2)%	3.0%	(25.2)%
Total Cloud revenue	$631.7	$535.5	18.0%	2.9%	15.1%

(a)	Revenue was calculated on a constant currency basis by applying the average foreign exchange rate in effect during the comparable prior period.

11 | Q3 2021 Earnings Release

Ceridian HCM Holding Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

(Unaudited)

The following tables present a reconciliation of the reported results to the non-GAAP financial measures Adjusted EBITDA, Adjusted EBITDA margin, and Adjusted net income (loss) for all periods presented:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
	(Dollars in millions)
Net (loss) income	$(20.9)	$(0.8)	$(65.9)	$13.3
Interest expense, net	10.0	5.9	25.5	19.4
Income tax benefit	(8.5)	(5.5)	(13.9)	(5.7)
Depreciation and amortization	21.0	13.0	59.3	36.9
EBITDA (a)	1.6	12.6	5.0	63.9
Foreign exchange loss (gain)	1.5	(1.2)	8.5	0.1
Share-based compensation (b)	31.0	19.3	85.9	48.5
Severance charges (c)	2.1	2.2	5.8	6.9
Restructuring consulting fees (d)	1.8	0.3	13.9	6.9
Other non-recurring charges (e)	1.4	—	4.7	(0.4)
Adjusted EBITDA	$39.4	$33.2	$123.8	$125.9
Adjusted EBITDA margin	15.3%	16.2%	16.7%	20.3%

(a)	Ceridian defines EBITDA as net income or loss before interest, taxes, and depreciation and amortization.
(b)	Represents share-based compensation expense and related employer taxes.
(c)	Represents costs for severance compensation paid to employees whose positions have been eliminated or who have been terminated not for cause.
(d)

Represents consulting fees and expenses incurred during the periods presented in connection with any acquisition, investment, disposition, recapitalization, equity offering, issuance or repayment of debt, issuance of equity interests, or refinancing.

(e)

Represents (1) in 2021 the difference between the historical five-year average pension expense and the current period actuarially determined pension expense associated with the planned termination of the frozen U.S. pension plan and related changes in investment strategy associated with protecting the now fully funded status, (2) charges of $0.4 million during the nine months ended September 30, 2021 related to the abandonment of certain leased facilities, and (3) recovery in 2020 of duplicate payments associated with the 2019 isolated service incident.

12 | Q3 2021 Earnings Release

	Three Months Ended September 30, 2021
	As reported	Share-based compensation	Severance charges	Other (a)	Income tax effects (b)	Adjusted
	(Dollars in millions, except per share data)
Cost of revenue:
Recurring	$66.0	$3.5	$0.3	$—	$—	$62.2
Professional services and other	48.9	2.5	—	—	—	46.4
Product development and management	36.6	5.3	0.3	—	—	31.0
Depreciation and amortization	12.6	—	—	—	—	12.6
Total cost of revenue	164.1	11.3	0.6	—	—	152.2
Sales and marketing	56.1	3.6	0.6	—	—	51.9
General and administrative	53.0	16.1	0.9	1.8	—	34.2
Operating (loss) profit	(16.0)	31.0	2.1	1.8	—	18.9
Other expense, net	3.4	—	—	2.9	—	0.5
Depreciation and amortization	21.0	—	—	—	—	21.0
EBITDA	$1.6	$31.0	$2.1	$4.7	$—	$39.4
Net (loss) income	$(20.9)	$31.0	$2.1	$4.7	$(8.4)	$8.5
Net (loss) income per share- basic (c)	$(0.14)	$0.21	$0.01	$0.03	$(0.06)	$0.05
Net (loss) income per share- diluted (c)	$(0.14)	$0.21	$0.01	$0.03	$(0.06)	$0.05

(a)

Other includes foreign exchange loss, restructuring consulting fees, and the difference between the historical five-year average pension expense and the current period actuarially determined pension expense associated with the planned termination of the frozen U.S. pension plan and related changes in investment strategy associated with protecting the now fully funded status.

(b)	Income tax effects have been calculated based on the statutory tax rates in effect in the U.S. and foreign jurisdictions during the quarter.
(c)

GAAP basic and diluted net loss per share are calculated based upon 150,450,595 weighted-average shares of common stock, and Adjusted basic and diluted net income per share are calculated based upon 150,450,595 and 156,861,973 weighted-average shares of common stock, respectively.

	Three Months Ended September 30, 2020
	As reported	Share-based compensation	Severance charges	Other (a)	Income tax effects (b)	Adjusted
	(Dollars in millions, except per share data)
Cost of revenue:
Recurring	$54.3	$1.8	$0.8	$—	$—	$51.7
Professional services and other	40.2	1.0	—	—	—	39.2
Product development and management	22.9	2.9	0.8	—	—	19.2
Depreciation and amortization	10.3	—	—	—	—	10.3
Total cost of revenue	127.7	5.7	1.6	—	—	120.4
Sales and marketing	39.5	2.0	0.4	—	—	37.1
General and administrative	37.8	11.6	0.2	0.3	—	25.7
Operating (loss) profit	(0.6)	19.3	2.2	0.3	—	21.2
Other (income) expense, net	(0.2)	—	—	(1.2)	—	1.0
Depreciation and amortization	13.0	—	—	—	—	13.0
EBITDA	$12.6	$19.3	$2.2	$(0.9)	$—	$33.2
Net (loss) income	$(0.8)	$19.3	$2.2	$(0.9)	$(2.1)	$17.7
Net (loss) income per share- basic (c)	$(0.01)	$0.13	$0.01	$—	$(0.01)	$0.12
Net (loss) income per share- diluted (c)	$(0.01)	$0.13	$0.01	$—	$(0.01)	$0.12

(a)	Other includes foreign exchange gain and restructuring consulting fees.
(b)	Income tax effects have been calculated based on the statutory tax rates in effect in the U.S. and foreign jurisdictions during the quarter.
(c)	GAAP and Adjusted basic and diluted net income per share are calculated based upon 147,141,403 weighted-average shares of common stock.

13 | Q3 2021 Earnings Release

	Nine Months Ended September 30, 2021
	As reported	Share-based compensation	Severance charges	Other (a)	Income tax effects (b)	Adjusted
	(Dollars in millions, except per share data)
Cost of revenue:
Recurring	$191.1	$9.7	$1.6	$—	$—	$179.8
Professional services and other	140.9	7.1	0.1	—	—	133.7
Product development and management	94.2	13.2	0.5	—	—	80.5
Depreciation and amortization	37.5	—	—	—	—	37.5
Total cost of revenue	463.7	30.0	2.2	—	—	431.5
Sales and marketing	154.5	10.1	1.6	—	—	142.8
General and administrative	162.0	45.8	2.0	14.3	—	99.9
Operating (loss) profit	(38.1)	85.9	5.8	14.3	—	67.9
Other expense, net	16.2	—	—	12.8	—	3.4
Depreciation and amortization	59.3	—	—	—	—	59.3
EBITDA	$5.0	$85.9	$5.8	$27.1	$—	$123.8
Net (loss) income	$(65.9)	$85.9	$5.8	$27.1	$(21.8)	$31.1
Net (loss) income per share- basic (c)	$(0.44)	$0.58	$0.04	$0.18	$(0.15)	$0.21
Net (loss) income per share- diluted (c)	$(0.44)	$0.58	$0.04	$0.18	$(0.15)	$0.20

(a)

Other includes foreign exchange loss, restructuring consulting fees, the difference the historical five-year average pension expense and the current period actuarially determined pension expense associated with the planned termination of the frozen U.S. pension plan and related changes in investment strategy associated with protecting the now fully funded status, and charges related to the abandonment of certain leased facilities.

(b)	Income tax effects have been calculated based on the statutory tax rates in effect in the U.S. and foreign jurisdictions during the period.
(c)

GAAP basic and diluted net loss per share are calculated based upon 149,083,666 weighted-average shares of common stock, and Adjusted basic and diluted net income per share are calculated based upon 149,083,666 and 155,444,668 weighted-average shares of common stock, respectively.

	Nine Months Ended September 30, 2020
	As reported	Share-based compensation	Severance charges	Other (a)	Income tax effects (b)	Adjusted
	(Dollars in millions, except per share data)
Cost of revenue:
Recurring	$155.8	$4.5	$1.6	$—	$—	$149.7
Professional services and other	120.7	2.5	0.9	—	—	117.3
Product development and management	57.5	5.2	1.2	—	—	51.1
Depreciation and amortization	29.9	—	—	—	—	29.9
Total cost of revenue	363.9	12.2	3.7	—	—	348.0
Sales and marketing	116.2	6.0	1.4	—	—	108.8
General and administrative	109.9	30.3	1.8	6.5	—	71.3
Operating profit	29.7	48.5	6.9	6.5	—	91.6
Other expense, net	2.7	—	—	0.1	—	2.6
Depreciation and amortization	36.9	—	—	—	—	36.9
EBITDA	$63.9	$48.5	$6.9	$6.6	$—	$125.9
Net income	$13.3	$48.5	$6.9	$6.6	$(16.2)	$59.1
Net income per share- basic (c)	$0.09	$0.33	$0.05	$0.05	$(0.11)	$0.41
Net income per share- diluted (c)	$0.09	$0.32	$0.05	$0.04	$(0.11)	$0.39

(a)	Other includes foreign exchange loss, restructuring consulting fees, and recovery of duplicate payments associated with the 2019 isolated service incident.
(b)	Income tax effects have been calculated based on the statutory tax rates in effect in the U.S. and foreign jurisdictions during the period.
(c)	GAAP and Adjusted basic and diluted net income per share are calculated based upon 145,798,169 and 152,105,719 weighted-average shares of common stock, respectively.

Source: Ceridian HCM Holding Inc.

14 | Q3 2021 Earnings Release

For further information, please contact:

Investor Relations

1-844-829-9499

investors@ceridian.com

Public Relations

1-647-417-2117

teri.murphy@ceridian.com

15 | Q3 2021 Earnings Release